UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2014

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA 22310
(Address of Principal Executive Offices and Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of stockholders of VSE Corporation (the "Company") was held on May 6, 2014. At the annual meeting, the holders of 4,716,711 shares of common stock, which represents approximately 88.1% of the outstanding shares entitled to vote as of the record date of March 24, 2014, were represented in person or by proxy. The proposals are described in more detail in the Company's definitive proxy statement dated April 7, 2014 and filed with the Securities and Exchange Commission on April 15, 2014.

The final voting results for proposals 1, 2, 3, 4, 5 and 6, which were voted on by the stockholders at the annual meeting, are set forth below.

Proposal 1 - Election of Directors

With respect to the vote on the election of nine directors, each for a term of one year, to expire at the Company's 2015 annual meeting of stockholders, the "for" votes received by each director represented a minimum of approximately 90.4% of the total number of shares that were either voted at the meeting or for which the authority to vote for the proposed nominee was withheld. The final voting results were as follows:

Director	For	Withheld	Broker Non-Vote
Ralph E. Eberhart	3,878,753	121,921	716,037
Maurice A. Gauthier	3,897,147	123,750	695,814
Clifford M. Kendall	3,868,927	131,747	716,037
Calvin S. Koonce	3,614,623	386,051	716,037
James F. Lafond	3,919,183	101,714	695,814
David M. Osnos	3,739,394	281,503	695,814
Jack E. Potter	3,923,498	97,399	695,814
Jack C. Stultz	3,923,600	97,297	695,814
Bonnie K. Wachtel	3,869,362	151,535	695,814

Proposal 2 – Ratification of Independent Registered Public Accounting Firm for the year ending December 31, 2014.

With respect to the vote on the ratification of the selection by the Company's audit committee of Ernst & Young LLP as the Company's independent registered accounting firm for the 2014 fiscal year, the "for" votes received represented approximately 99.2% of the shares voted at the meeting. The final voting results were as follows:

For	Against	Abstentions	Broker Non-Vote
4,665,102	35,377	16,232	0

Proposal 3 – Approval of the amendments to the VSE Corporation 2006 Restricted Stock Plan

With respect to the vote on the approval of the amendments to the VSE Corporation 2006 Restricted Stock Plan (a) extending its term from May 3, 2016 to May 6, 2021 and (b) increasing by 250,000 shares of VSE Stock authorized for issuance under the plan.

For	Against	Abstentions	Broker Non-Vote
3,904,432	101,484	14,980	695,815

Proposal 4 – Approval of the amendment to the VSE Corporation 2004 Non-Employee Directors Stock Plan

With respect to the vote on the approval of the amendment to the VSE Corporation 2004 Restricted Stock Plan extending its term from December 31, 2013 to December 31, 2018.

For	Against	Abstentions	Broker Non-Vote
3,934,298	53,189	33,410	695,814

Proposal 5 – Advisory Vote to Approve the Company's Executive Compensation.

With respect to the non-binding advisory vote to approve the Company's executive compensation, the "for" votes received represented approximately 97.4% of the shares present at the meeting, in person or by proxy, and entitled to vote. The final voting results were as follows:

For	Against	Abstentions	Broker Non-Vote
3,914,406	70,545	35,946	695,814

Proposal 6 – Advisory Vote on the Frequency of Advisory Votes to Approve the Company's Executive Compensation.

With respect to the non-binding advisory vote on the frequency of advisory votes to approve the Company's executive compensation, the option of "one year" received 91.5% of the votes cast and is considered to be the option recommended by the stockholders. The number of votes received for the options of one, two or three years, and the number of abstentions and broker non-votes, were as follows:

Votes For 1 Year Option	Votes For 2 Year Option	Votes For 3 Year Option	Abstentions	Broker Non-Vote
3,644,851	20,336	318,886	36,823	695,815

On May 6, 2014, VSE's Board of Directors determined that, consistent with its recommendation for the 2014 Annual Meeting, VSE will hold future Say on Pay Votes on an annual basis until the next required Frequency Vote is conducted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: May 8, 2014	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary